UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 17, 2026

TruGolf Holdings, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-40970	85-3269086
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

60 North 1400 West Centerville, Utah	84014
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (801) 298-1997

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	TRUG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Polymath Acquisition

Summary of Acquisition Agreement

On August 17, 2026, TruGolf Holdings, Inc., a Nevada corporation (the “Company”), entered into an Acquisition Agreement (the “Acquisition Agreement”) with 18141991 Canada Inc., a corporation incorporated under the federal laws of Canada and a wholly owned subsidiary of the Company (“SubCo”), and Polymath Research Inc., a corporation incorporated under the federal laws of Canada (“Polymath”).

Pursuant to the Acquisition Agreement, Polymath and SubCo will amalgamate under the Canada Business Corporations Act and continue as one corporation (“Amalco”). Upon completion of the amalgamation, each of Polymath and SubCo will cease to exist as a separate entity, the assets and liabilities of each will continue as assets and liabilities of Amalco, and Amalco will become a wholly owned subsidiary of the Company.

At the effective time of the amalgamation, Polymath shareholders will receive, on a pro rata basis, shares of the Company’s Class A common stock and shares of newly designated Series C convertible preferred stock (the “Series C preferred stock”). The Class A common stock consideration will equal 19.9% of the Company’s issued and outstanding Class A common stock immediately before the effective time, and the Series C preferred stock consideration will be determined under a formula based on a $140,000,000 reference amount minus the value of the Class A common stock being issued to the Polymath shareholders.

Each outstanding option to purchase Polymath shares, whether vested or unvested, will be assumed by the Company and converted into an option to purchase shares of the Company’s Class A common stock on substantially the same terms and conditions, including applicable vesting, forfeiture and post-termination exercise provisions. The number of shares subject to each replacement option and the exercise price of each replacement option will be adjusted based on the exchange ratio, subject to applicable tax rules, and the replacement options will be governed by the Company’s 2026 Equity Incentive Plan.

In connection with the transactions contemplated by the Acquisition Agreement, the Company has agreed to enter into a waiver and exchange agreement relating to a concurrent financing (the “Concurrent Financing”) in which the Company will issue Series B convertible preferred stock. The Acquisition Agreement contemplates aggregate gross proceeds of up to $5,000,000 from the Concurrent Financing, with an initial tranche of stated value of up to $3,000,000 required to close within the timeframes set forth in the waiver and exchange agreement. The parties’ obligation to consummate the transaction is conditioned, among other things, on the Company entering into an irrevocable purchase agreement in connection with the Concurrent Financing providing for gross proceeds of stated value of not less than $3,000,000 to be received within the timeframe set forth in the waiver and exchange agreement.

Following the closing, the Company is required to prepare and file with the Securities and Exchange Commission a proxy statement for a meeting of its stockholders to consider and vote on, among other matters, the conversion of the Company’s Series C preferred stock issued in the transaction into shares of Class A common stock in accordance with Nasdaq Listing Rules, the conversion of the Series B preferred stock issued in the Concurrent Financing into shares of Class A common stock, the adoption of the 2026 Equity Incentive Plan and any necessary charter amendment or related stockholder matters (the “Shareholder Approval”).

The Acquisition Agreement provides for certain post-closing capital allocation arrangements. From and after the effective date, the Company must reserve $2,500,000 from its working capital for the operation of Polymath’s business, the Company’s public company compliance costs and Polymath’s transaction expenses, with the remaining working capital reserved for operation of the Company’s golf-related business. The Company also agreed to allocate 20% of proceeds from future equity financings, excluding funds raised in the initial $3,000,000 tranche of the Concurrent Financing, to golf-related operations, subject to a cap and other limitations set forth in the Acquisition Agreement. In addition, within six months after closing, the Company must use commercially reasonable efforts to complete financings totaling $500,000 to be applied toward golf-related operations from specified financing sources.

The parties also agreed to use reasonable commercial efforts to complete the amalgamation by September 30, 2026, to obtain required approvals and filings, and to refrain from taking actions that would interfere with or be inconsistent with completion of the transaction, subject to the terms of the Acquisition Agreement. Completion of the transaction is subject to customary closing conditions. Polymath’s obligations are also subject to satisfaction, or waiver, of the Concurrent Financing, continued Nasdaq compliance, and maintenance of a minimum market value of listed securities of at least $10,000,000 for at least ten consecutive trading days.

The foregoing description of the Acquisition Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Acquisition Agreement, a copy of which will be filed as Exhibit 2.1 to this Current Report on Form 8-K. The Acquisition Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, SubCo, or Polymath. The representations, warranties, and covenants contained in the Acquisition Agreement were made only for the purposes of the Acquisition Agreement as of the specific dates therein, were solely for the benefit of the parties to the Acquisition Agreement, and may be subject to limitations agreed upon by the contracting parties.

Summary of Series C Preferred Stock

As discussed above, in connection with the Acquisition Agreement, the Company will issue Series C preferred stock to certain Polymath shareholders. Each share of Series C preferred stock has a stated value of $1,000 per share. The Series C preferred stock is convertible into shares of the Company’s Class A common stock at a conversion ratio equal to the stated value divided by the conversion price of $0.9695 per share, subject to adjustment as set forth in the certificate of designation for the Series C preferred stock. Effective as of 5:00 p.m. Eastern time on the second business day after the Company has obtained stockholder approval for the conversion of the Series C preferred stock for purposes of Nasdaq Rules 5635(a) and 5635(b) and, if required, has obtained Nasdaq approval of a new listing application filed after completion of the acquisition contemplated by the Acquisition Agreement, each outstanding share of Series C preferred stock will automatically convert into a number of shares of Class A common stock equal to the conversion ratio. Following stockholder approval, and subject to the beneficial ownership and other limitations set forth in the certificate of designation, holders may also elect to convert shares of Series C preferred stock into Class A common stock at the conversion ratio by delivering a notice of conversion to the Company.

Until Nasdaq approval has been obtained, if required, the Company may not effect, and a holder may not convert, any portion of the Series C preferred stock to the extent that, after giving effect to the conversion, the aggregate ownership of all holders would exceed 19.99% of the number of shares of Class A common stock outstanding immediately after giving effect to the conversion. Any shares issued in excess of this limitation will be deemed null and void and cancelled ab initio, and the applicable holder will not have the power to vote or transfer those excess shares. The beneficial ownership limitation may not be waived and applies to successor holders of the Series C preferred stock. No shares of Series C preferred stock may convert into Class A common stock before the required stockholder approval and Nasdaq approval have been obtained, if required.

Holders of Series C preferred stock are entitled to receive dividends on an as-converted basis, without regard to the beneficial ownership limitation, equal to and in the same form and manner as dividends actually paid on shares of Company Class A common stock. Except as provided in the certificate of designation, no other dividends are payable on the Series C preferred stock, and the Company may not pay dividends on Class A common stock, other than dividends payable in Class A common stock, unless it simultaneously pays the corresponding dividend on the Series C preferred stock.

The Series C preferred stock has no voting rights, except as otherwise provided in the certificate of designation or required by the Nevada Revised Statutes. So long as any shares of Series C preferred stock are outstanding, the Company may not take certain actions without the affirmative vote or written consent of holders of a majority of the outstanding shares of Series C preferred stock, including adversely changing the rights of the Series C preferred stock, issuing additional Series C preferred stock or changing the authorized number of shares of Series C preferred stock other than by conversion, consummating certain fundamental transactions or other business combinations, issuing Class A common stock or securities that convert into Class A common stock other than as contemplated by the Acquisition Agreement, or entering into any agreement with respect to the foregoing.

With respect to distributions of assets upon liquidation, dissolution or winding up, the Series C preferred stock ranks senior to any class or series of capital stock created after the designation of the Series C preferred stock that expressly ranks junior to the Series C preferred stock, on parity with the Class A and Class B common stock and any class or series of capital stock created after such designation that expressly ranks on parity with the Series C preferred stock, and junior to the Company’s Series A preferred stock and any class or series of capital stock created after such designation that expressly ranks senior to the Series C preferred stock. Upon a liquidation, dissolution or winding up of the Company, and subject to the prior and superior rights of any senior securities, each holder of Series C preferred stock is entitled to receive, before any distribution to holders of junior securities, the amount that would be paid on the shares of Class A common stock underlying the Series C preferred stock on an as-converted basis, without regard to the beneficial ownership limitation, plus any declared but unpaid dividends.

The conversion price of the Series C preferred stock is subject to adjustment for stock dividends, stock splits, combinations and similar events affecting the Class A common stock. In the event of certain fundamental transactions, holders of Series C preferred stock will be entitled, upon subsequent conversion, to receive the securities, cash or other property that the holders would have received had the Series C preferred stock been converted immediately before the fundamental transaction, without regard to the beneficial ownership limitation.

So long as any shares of Series C preferred stock remain outstanding, the Company and its subsidiaries are subject to certain negative covenants absent the affirmative vote of holders of a majority of the outstanding shares of Series C preferred stock, including restrictions on incurring or guaranteeing indebtedness, permitting liens, repaying indebtedness, redeeming or repurchasing capital stock or paying cash dividends or distributions, disposing of assets outside the ordinary course or as otherwise contemplated by the Acquisition Agreement, engaging in materially different lines of business, and entering into certain affiliate transactions.

Concurrent Financing Agreements

On August 17, 2026, the Company entered into a Second Amendment, Waiver and Exchange Agreement (“Waiver and Exchange Agreement”) with certain holders of the Company’s Series A preferred stock (the “Series A preferred stock”), pursuant to which the Company agreed to issue new warrants (the “Series B preferred warrants”) to purchase shares of the Company’s newly designated Series B preferred stock in exchange for outstanding warrants to purchase shares of Series A preferred stock. The closing of the exchange is subject to the conditions set forth in the Waiver and Exchange Agreement, including, among other things, the completion of the acquisition of Polymath.

The Waiver and Exchange Agreement also provides for certain one-time waivers and consents in connection with the Company’s proposed acquisition of Polymath, including waivers and consents necessary to permit the Polymath acquisition and related issuances. The Waiver and Exchange Agreement also includes (i) a reset of the Series A conversion price to $1.00 per share as of the market closing on the trading day immediately preceding the date of the Waiver and Exchange Agreement and (ii) a reset under which, if the conversion price exceeds the Minimum Price (as defined in the Nasdaq Marketplace Rules) on the date the Company provides notice of an election to force an exercise under Section 1(d)(ii)(2) Series B preferred warrants (such date, the “SA Forced Exercise Notice Date”), the conversion price automatically lowers to the applicable reset price. The Waiver and Exchange Agreement further requires the Company to seek stockholder approval for the issuance of all of the new securities in compliance with Nasdaq rules within the specified time periods.

The exchange will be effected in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended. Upon issuance of the new Series B preferred warrants, the exchanged Series A preferred warrants will be cancelled, and the new Series B preferred warrants will be immediately exercisable for shares of Series B preferred stock, which will be convertible into shares of the Company’s Class A common stock at the holder’s option following issuance, subject to the beneficial ownership limitation and the applicable Nasdaq Exchange Cap described below.

In connection with the exchange, the Company will enter into a Registration Rights Agreement at closing of the exchange, pursuant to which the Company will agree to file a resale registration statement covering the shares of Class A common stock issuable upon conversion of the Series B preferred stock issued or issuable upon exercise of the new Series B preferred warrants. The Registration Rights Agreement requires the Company to file the initial registration statement within 30 calendar days after the closing date of the acquisition of Polymath and to use reasonable best efforts to cause it to become effective by the applicable effectiveness deadline.

Description of the Series B Warrants

Each Series B preferred warrant will be exercisable for the number of shares of Series B preferred stock set forth in the applicable warrant at an exercise price of $900 per share of Series B preferred stock, subject to adjustment. Each share of Series B preferred stock has a stated value of $1,000. The Series B preferred warrants expiration date is the 18-month anniversary of the stockholder approval date, unless extended by written consent of the Company and the holder.

The Series B preferred warrants also provide for potential forced exercises in three tranches. First, after the closing of the acquisition of Polymath, the Company may require all holders of Series B preferred warrants to exercise a portion of their warrants for Series B preferred stock with a stated value of up to $1.5 million; provided either (1) the Company’s market capitalization is at least $7.5 million for three consecutive trading days immediately before the notice of exercise, unless waived, or (2) the Conversion Amount (as set out in the Exchange Agreement), excluding any Make-Whole Amount, of the Series A preferred shares outstanding is less than 42% of the aggregate stated value as of the date of the Waiver and Exchange Agreement. Second, on or after the later of (i) the consummation of the Polymath acquisition, (ii) the 25th calendar day following the initial forced exercise, and (iii) the date on which the Company obtains the Shareholder Approval, the Company may require all holders of Series B preferred warrants to exercise an additional portion of their warrants for Series B preferred stock with a stated value of up to $1.5 million (the “SA forced exercise”). Third, on or after the later of (i) the 25th calendar day following the SA forced exercise and (ii) the date on which all shares of the Company’s Series C preferred stock have been converted into Class A common stock, the Company may require all holders of Series B preferred warrants to exercise an additional portion of their warrants for Series B preferred stock with a stated value of up to $2.0 million. Any forced exercise of the second or third amounts is subject to specified conditions, including certain market capitalization requirements, that there be no equity conditions failure, and that no triggering event has occurred.

The exercise price and number of shares issuable upon exercise are subject to customary adjustment for stock dividends, stock splits, recapitalizations, combinations and similar events affecting the Series B preferred stock, and the Company may voluntarily reduce the exercise price with the prior written consent of the holder.

Description of the Series B Preferred Stock

In connection with the closing of the exchange, the Company will file a Certificate of Designation establishing the Series B preferred stock (the “Series B COD”). Each share of Series B preferred stock will have a stated value of $1,000, subject to adjustment for stock splits, stock dividends, recapitalizations, reorganizations, reclassifications, combinations, subdivisions, and similar events.

The Series B preferred stock will rank junior to any senior preferred stock (other than the Series A Preferred Stock), pari passu with any parity stock, and senior to the Company’s junior stock with respect to dividends, distributions, and payments upon liquidation, dissolution, or winding up. The Series B COD restricts the Company from authorizing or issuing senior preferred stock, parity stock, or certain junior stock with a redemption or repayment date before the second anniversary of the initial issuance date, unless the required holders consent.

The Series B preferred stock will accrue dividends from the initial issuance date at a rate of 10% per annum, computed on the basis of a 360-day year and twelve 30-day months. If dividends are paid in shares of Class A common stock, the dividends are recalculated at a deemed rate of 12.5% per annum. Dividends are payable in arrears on the first trading day of each fiscal quarter and may be paid, subject to the terms of the Series B COD, in shares of Class A common stock, in cash, in a combination of cash and shares, or by increasing the stated value of the Series B preferred stock.

Each share of Series B preferred stock will be convertible, at the holder’s option, into shares of Class A common stock at any time after the initial issuance date, provided that no holder may convert to the extent that, after giving effect to the conversion, the aggregate ownership of shares of Class A common stock acquired upon conversion of the Series B preferred stock of all the holders of Series B preferred stock would exceed 19.9% of the number of shares of Class A common stock outstanding immediately after giving effect to the conversion. The number of shares of Class A common stock issuable upon conversion will generally be determined by dividing the applicable conversion amount by the conversion price. The initial conversion price is $1.00 per share, subject to adjustment under the Series B COD. The conversion amount includes the stated value, any additional amount, any make-whole amount, and any other amounts owed to the holder under the Series B COD or the other exchange documents. The make-whole amount generally equals the additional dividends that would accrue on the converted, redeemed, or repaid Series B preferred stock through the five-year anniversary of the applicable issuance date.

The Series B COD includes a beneficial ownership limitation that prohibits the Company from effecting a conversion to the extent that, after giving effect to the conversion, the holder and its attribution parties would beneficially own more than 4.99% of the outstanding shares of common stock. A holder may increase or decrease its beneficial ownership limitation by notice to the Company, but any increase may not exceed 9.99% and will not become effective until the 61st day after delivery of the notice. The beneficial ownership limitation may not be waived and applies to successor holders of the shares of Series B preferred stock.

The Series B COD contains anti-dilution and adjustment provisions. If the Company issues or is deemed to issue common stock below the then-applicable conversion price, subject to specified exclusions, the conversion price will be reduced to the new issuance price. The conversion price is also subject to proportional adjustment for stock splits, stock dividends, stock combinations, recapitalizations, and similar transactions. If the Company issues variable price securities, holders may have the right to substitute the variable price for the conversion price for purposes of a particular conversion. The Series B COD also includes (i) a 12-month reset under which, if the conversion price exceeds the 30-trading-day average VWAP ending immediately before the reset date, the conversion price automatically lowers to that reset price and (ii) a reset under which, if the conversion price exceeds the Minimum Price (as defined in the Nasdaq Marketplace Rules) on the SA Forced Exercise Notice Date, the conversion price automatically lowers to that reset price.

The Series B COD provides for multiple triggering events, including failures to pay dividends or other amounts when due, certain failures to reserve sufficient authorized shares, breaches of transaction documents, failure to comply with specified covenants, any Series B preferred stock remaining outstanding on or after January 8, 2030, certain changes of control without required holder consent, and the occurrence of a material adverse effect. Upon a triggering event, holders may have alternate conversion rights using an alternate conversion price, and the alternate conversion mechanics include a required premium component in the conversion amount.

The Series B COD includes covenants restricting the Company and its subsidiaries from, among other things, incurring non-permitted indebtedness, redeeming or repurchasing capital stock or paying cash dividends on capital stock, transferring assets outside permitted categories, and changing the nature of the business.

The holders of the Series B preferred stock generally will have no voting rights, except as required by Nevada law and as otherwise provided in the Series B COD.

The foregoing descriptions of the Waiver and Exchange Agreement, the Series B preferred stock Certificate of Designation, the Series B warrant, and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the Waiver and Exchange Agreement, the Series B preferred stock Certificate of Designation, the Series B warrant, and the Registration Rights Agreement, copies of which are filed as Exhibits 10.1, 3.1, 3.2 and 10.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The disclosure set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

The issuance of the securities pursuant to the Acquisition Agreement and the issuance of the new Series B preferred warrants pursuant to the Waiver and Exchange Agreement, will be made pursuant to an exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended. The shares of Series B preferred stock issuable upon exercise of the new Series B preferred warrants, and the shares of Class A common stock issuable upon conversion of such Series B preferred stock, have not been registered under the Securities Act and will be issued pursuant to applicable exemptions from registration under the Securities Act of 1933.

Item 8.01.	Other Events.

On August 18, 2026, TruGolf and Polymath issued a joint press release announcing that they had entered into the Acquisition Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 8.01.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, but are not limited to, statements regarding the expected completion of the Polymath acquisition, the anticipated benefits of the transaction, the expected timing of the closing, the ability to satisfy closing conditions, and the anticipated financing arrangements. These statements are based on current expectations and assumptions and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such forward-looking statements.

Factors that could cause or contribute to such differences include, but are not limited to: the risk that the Polymath acquisition may not be consummated in a timely manner or at all; the failure to obtain required stockholder or regulatory approvals; the failure to satisfy other closing conditions; the occurrence of any event, change, or circumstance that could give rise to the termination of the Acquisition Agreement; the risk that the anticipated benefits of the transaction may not be realized; the risk that the Concurrent Financing may not be completed on expected terms or at all; risks related to the integration of Polymath’s business with the Company’s existing operations; general economic, market, and business conditions; and other risks described in the Company’s filings with the SEC. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by applicable law.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

No.	Description
2.1*	Acquisition Agreement, dated as of August 17, 2026, by and among TruGolf Holdings, Inc.,18141991 Canada Inc. and Polymath Research Inc.
3.1	Form of Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock of TruGolf Holdings, Inc.
3.2	Form of Series B Preferred Warrant
10.1	Form of Second Amendment, Waiver and Exchange Agreement
10.2	Form of Registration Rights Agreement
99.1	Press Release dated August 18, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*Schedules and exhibits have been omitted pursuant to Item 601(a)(4) and (a)(5) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 18, 2026	TRUGOLF HOLDINGS, INC.

	By:	/s/ Steven Passey
	Name:	Steven Passey
	Title:	Chief Financial Officer